UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2024
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

200 Parker Dr., Suite C100A, Austin, Texas 78728
(Address of principal executive offices, including zip code)

(408)-941-7100
Registrant’s telephone number, including area code
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVNW	NASDAQ Stock Market LLC

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, Aviat Networks, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on November 6, 2024. At the Annual Meeting, the Company’s stockholders approved the Aviat Networks, Inc. Second Amended and Restated 2018 Incentive Plan (the “LTIP”), which was initially approved by the Company’s stockholders on March 20, 2018 and amended and restated on November 10, 2021. The LTIP provides for a ten year extension of the long term incentive plan providing awards of stock options, stock appreciation rights (“SARs”), performance awards, restricted stock, restricted stock units (“RSUs”), stock awards, other stock-based awards, cash awards, and substitute awards, any of which may be further designated as performance awards, to eligible officers, employees, directors and consultants of the Company and its subsidiaries who are selected by the compensation committee of the Board of Directors (the “Board”) to receive such an award.

A description of the material terms and conditions of the LTIP is provided on pages 45-52 of the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on October 7, 2024 (the “Proxy Statement”), and the full text of the LTIP is included as Annex A to the Proxy Statement, which description and text are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

VOTING RESULTS OF FISCAL YEAR 2024 ANNUAL MEETING OF STOCKHOLDERS

For more information about the proposals set forth below, please see the Company’s Proxy Statement. A total of 10,876,086 (or approximately 85.8%) of the Company’s shares of common stock, par value $0.01 per share, that were issued, outstanding and entitled to vote at the Annual Meeting were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the Annual Meeting.

(1) Proposal 1 – Election of Directors. Each of the following persons was duly elected by the Company’s stockholders until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified, with votes as follows:

	Number of Shares
Nominees:	For	Against	Abstain	Broker Non-Votes
John Mutch	8,487,586	855,119	15,595	1,517,786
Laxmi Akkaraju	9,137,141	83,713	137,446	1,517,786
Asako Aoyama	9,074,201	146,235	137,864	1,517,786
Bryan Ingram	9,155,598	54,680	148,022	1,517,786
Michele Klein	9,068,886	131,900	157,514	1,517,786
Peter Smith	9,257,346	96,018	4,936	1,517,786
Bruce Taten	9,208,478	145,247	4,575	1,517,786

(2) Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for fiscal year 2025, was approved by the Company’s stockholders, with votes as follows:

	Number of Shares
	For	Against	Abstain
Proposal 2	10,618,600	254,871	2,615

(3) Proposal 3 – Advisory, Non-Binding Vote on Named Executive Officer Compensation. The advisory, non-binding vote to approve the Company’s named executive officer compensation, was approved by the Company’s stockholders, with votes as follows:

	Number of Shares
	For	Against	Abstain	Broker Non-Votes
Proposal 3	9,109,995	228,821	19,484	1,517,786

(4) Proposal 4 – Advisory, Non-Binding Vote on the Frequency of Holding Advisory, Non-Binding Votes on Named Executive Officer Compensation. The advisory, non-binding vote on the frequency of holding advisory, non-binding votes on named executive officer compensation was approved by the Company’s stockholders, with votes as follows:

	Number of Shares
	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Proposal 4	8,875,164	28,120	434,980	20,036	1,517,786

(5) Proposal 5 – Second Amended and Restated 2018 Incentive Plan. The Second Amended and Restated 2018 Incentive Plan of the Company, was approved by the Company’s stockholders, with votes as follows:

	Number of Shares
	For	Against	Abstain	Broker Non-Votes
Proposal 5	6,789,377	1,811,754	757,169	1,517,786

No other matters were submitted for stockholder action at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

Date: November 8, 2024	By:	/s/ Michael Connaway
		Name:	Michael Connaway
		Title:	Senior Vice President and Chief Financial Officer